ACE*COMM REPORTS RESULTS FOR THE FIRST QUARTER OF FISCAL 2007

Company Highlights for the Quarter:

•	Made progress in transitioning business to value-added services model

•	Signed contract with VeriSign to offer Parent Patrol™ to its customers in a managed services arrangement

•	Ranked as a leading developer of parental controls solutions for the mobile youth market by iGR Research

•	Published results of survey indicating 75% of US parents agree that mobile service should offer parental controls feature for children with cell phones

•	Added Movilnet to customer base for advanced mediation solution

Gaithersburg, MD – October 26, 2006 - ACE*COMM Corporation (NASDAQ:ACEC), a global provider of value-added services and advanced operations support systems (OSS) solutions, today reported financial results for the quarter ended September 30, 2006, the first quarter of its 2007 fiscal year. The Company reported revenues of $3.0 million for the quarter, which compares to $6.7 million for the comparable quarter of fiscal year 2006. Net loss for the quarter was $2.7 million, or $0.16 per share, compared to a net profit of $99 thousand, or $0.01 per share, for same quarter of the prior year.

“Consistent with our preliminary review, first quarter results were clearly affected by some of our customers and prospects who delayed or postponed large projects,” said George T. Jimenez, CEO of ACE*COMM. “While we continue to see the relevant use and value of our traditional products within these customer groups, and anticipate that the second half of the fiscal year will show significant improvement over the first half, we are still faced with uncertainty into the timing of these larger transactions. This dependence on large orders has been one of the continuing challenges of our traditional business model – a situation that we believe will be mitigated as we reposition into the recurring revenue model of a value-added services approach.”

Added Mr. Jimenez: “We continue to make progress on our market penetration efforts around Parent Patrol™, the first of our Patrol suite of value-added services. Most significantly, we signed a contract with VeriSign that will make our Patrol suite available to VeriSign’s service provider customers in a managed services arrangement. With more that 250 mobile service provider customers and over 600 million accessible mobile subscribers1 globally, we believe that VeriSign has the infrastructure and sales organization to help drive the market penetration for these products more quickly.”

“During the quarter, we continued our market research efforts to substantiate the benefits of our Parent Patrol ™ suite of value-added services,” concluded Mr. Jimenez. “We commissioned independent survey specialists, ITracks, to poll 1,000 U.S. parents on their attitudes on youth mobile issues. Seventy five percent of the parents polled felt service providers should offer parental controls options for wireless teens, and 59 percent indicated they would provide a cell phone to a child under the age of 12 if their cell phone provider offered easy-to-use parental control capabilities. We were also pleased to be identified as leaders in the parental controls space by third party research firm, iGR.”

The Company reiterated its guidance for the second quarter of fiscal 2007, announced on October 10, 2006, which called for revenue to be in the range of $4.0 million to $5.0 million.

Annual Shareholder’s Meeting
The Company has scheduled its Annual Shareholder’s Meeting for Friday, December 1, 10:00 AM, Eastern Standard Time, at Corporate Headquarters, Gaithersburg, MD.

Earnings Call
ACE*COMM will host an earnings teleconference call this evening, Thursday, October 26, 2006 at 5:30 pm, Eastern Standard Time, to discuss the first quarter results. To participate, please call 866-837-9780. When prompted, enter the ACE*COMM reservation number 986238. Internet users can hear a simultaneous live Webcast of the teleconference at http://acecomm.com or http://www.fulldisclosure.com. A taped replay of the call will be made available from the ACE*COMM Corporate Web Site after 8:30 pm, on Thursday, October 26, 2006.

About ACE*COMM
ACE*COMM is a global provider of network business intelligence and advanced operations support systems (OSS) solutions for telecom service providers and enterprises. ACE*COMM’s solutions are applicable to a range of legacy through next-generation networks that include wired, wireless, voice, data, multimedia, and Internet communications networks. These solutions provide the analytical tools required to extract knowledge from operating networks—knowledge customers use for asset recovery and revenue assurance, cost reduction, improved operational efficiency, acceleration of time-to-market for new services, and more effective customer care.

For over 20 years, ACE*COMM technology has been effectively deployed for more than 300 customers, spanning over 4000 installations in 70 countries worldwide. ACE*COMM-installed products are currently enabling the success of customers and partners such as Alcatel, AT&T, Cisco, General Dynamics, IBM, Level 3 Communications, Marconi, Motorola, Northrop Grumman, Siemens, and Unisys. Headquartered in the Washington, DC area, ACE*COMM has corporate offices in Australia, Canada, China, and the UK. ACE*COMM is an ISO 9001 compliant company. For more information, visit www.acecomm.com.

ACE*COMM, NetPlus, the ACE*COMM logo, and N*VISION are registered trademarks, and Convergent Mediation and Parent Patrol are trademarks of ACE*COMM Corporation.

Except for historical information, the matters discussed in this news release include forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected, including, but not limited to: the failure of anticipated demand to materialize, delays or cancellations of orders due to various factors, including business and economic conditions in the U.S. and foreign countries; industry-wide slowdowns, any limitations on customers’ financial resources, the continued convergence of voice and data networks, the continuing success of the Company’s strategic alliances for product development and marketing, customer purchasing and budgetary patterns or lack thereof; pricing pressures and the impact of competitive products; the timely development and acceptance of new products; the Company’s ability to adequately support its operations, and other risks detailed from time to time in the Company’s Report on Form 10-Q and other reports filed with the Securities Exchange Commission.

Media Relations Contact:
Marcie Weber
Direct: 1(613) 730-4726

ACE*COMM Investor Relations Contacts:
Jody Burfening
jburfening@lhai.com
+1 212.838.3777

1 Source: “VeriSign Communications Services” Presentation, May 25, 2006, VeriSign Analyst Day

ACE*COMM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands except share and per share amounts)

	September 30,	June 30,
	2006	2006
Assets

Current assets:
Cash and cash equivalents	$699	$946
Accounts receivable, net	9,768	10,981
Inventories, net	799	838
Deferred contract costs	85	18
Prepaid expenses and other	616	571

Total current assets	11,967	13,354
Property and equipment, net	736	787
Goodwill	386	522
Acquired intangibles, net	897	1,041
Other non-current assets	598	657

Total assets	$14,584	$16,361

Liabilities and Stockholders’ Equity

Current liabilities:
Borrowings	$2,483	$2,970
Accounts payable	949	1,114
Accrued expenses	1,568	1,661
Accrued compensation	946	885
Deferred revenue	3,265	3,617

Total current liabilities	9,211	10,247
Long-term notes payable	12	17

Total liabilities	9,223	10,264

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized,
none issued and outstanding	—	—
Common stock, $.01 par value, 45,000,000 shares authorized,
18,654,083 and 17,788,032 shares issued and outstanding	187	178
Additional paid-in capital	37,225	35,257
Other accumulated comprehensive loss	(59)	(91)
Accumulated deficit	(31,992)	(29,247)

Total stockholders’ equity	5,361	6,097

Total liabilities and stockholders’ equity	$14,584	$16,361

ACE*COMM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the three months ended
	September 30,
	2006	2005
	(Unaudited)	(Unaudited)

Revenue
Licenses and hardware	$458	$3,455
Services	2,564	3,230

Total revenue	3,022	6,685
Cost of licenses and hardware revenue	303	1,070
Cost of services revenue	1,773	1,612

Total cost of revenue	2,076	2,682
Gross profit	946	4,003
Selling, general, and administrative	2,832	2,817
Research and development	780	1,037

Income (loss) from operations	(2,666)	149
Interest expense	79	51

Income (loss) before income taxes	(2,745)	98
Income tax (benefits) expense	—	(1)

Net income (loss)	$(2,745)	$99

Basic net income (loss) per share	$(0.16)	$0.01

Diluted net income (loss) per share	$(0.16)	$0.01

Shares used in computing net income (loss) per share:
Basic	17,441	16,741

Diluted	17,441	17,160